Exhibit 99.1

Agilent Technologies Reports First Quarter 2007 Results

SANTA CLARA, Calif., Feb. 15, 2007 — Agilent Technologies Inc. (NYSE: A) today reported orders from continuing operations of $1.25 billion for the first fiscal quarter ended Jan. 31, 2007, 6 percent above one year ago. Revenues during the quarter were $1.28 billion, 10 percent above last year. First quarter GAAP income from continuing operations before equity income was $150 million, or $0.36 per diluted share, compared with $73 million, or $0.15 per share, in last year’s first quarter.

Included in this quarter’s GAAP income from continuing operations is $36 million of share-based compensation expense. Excluding this item and $24 million of tax and other net gains, Agilent reported first quarter adjusted net income from continuing operations of $162 million, or $0.39 per share. On a comparable basis, the company earned $142 million, or $0.29 per share, one year ago. (1)

“Agilent performed well in this year’s first quarter,” said Bill Sullivan, Agilent president and chief executive officer. “We met expectations for revenues and earnings growth, with notable strength across our Bio-Analytical Measurement portfolio, and despite significant weakness in wireless handset test.” In Q1, revenues were up 10 percent, and adjusted net income per share from continuing operations, at $0.39 per share, was 34 percent above last year’s results.

Sullivan noted that the company’s Bio-Analytical revenue was up 22 percent, outpacing all competitors and setting a record for revenue, profit and growth for this business segment: “The success of our new product introductions is clearly evident in the first quarter performance of this segment.” Sullivan also noted that, while Electronic Measurement grew 4 percent, segment revenue growth excluding the impact of a weak handset test market was about 9 percent.

First quarter Return on Invested Capital(2) reached 23 percent, one point better than last year’s strong performance, while receivables Days-Sales-Outstanding improved 3 days, and inventory Days-On-Hand improved 5 days. Cash generated from operating activities was $93 million in the seasonally weak first quarter. During the period, the company invested $70 million in acquisitions and repurchased $254 million of its common stock. The company ended the quarter with net cash of $2.1 billion.

Sullivan added, “We expect the relative performance of our business segments to be repeated in the current quarter, and to see improved momentum in Electronic Measurement during the second half of the fiscal year. Overall, we remain comfortable with the range of analyst estimates for the second quarter and for fiscal year 2007.”

In the fiscal second quarter of 2007, Agilent expects revenues of $1.30 billion to $1.34 billion, up 5 percent to 8 percent from last year. Adjusted net income is expected to be in the range of $0.41 to $0.45 per share(3), 14 percent to 25 percent above last year’s comparable earnings.

Segment Results

Bio-Analytical Measurement(4)

($ millions except where noted)

	Q1:F07	Q1:F06	Q4:F06
Orders	433	378	462
Revenues	455	373	418
Gross Margin, %	54%	50%	55%
Income from Operations	88	52	83
Segment Assets	927	802	922
Return On Invested Capital(2),%	36%	28%	35%

Bio-Analytical Measurement recorded double-digit orders growth for the third consecutive quarter, with a 14 percent year-to-year increase in the first quarter of this year following last year’s 15 percent fourth quarter rise. Revenues of $455 million were up 22 percent from last year, the fastest pace on record. During the quarter, the segment’s book-to-bill ratio dropped below 1.00 for the first time in three years as it worked off $21 million of its record fourth quarter backlog. Life Sciences revenues of $195 million were up 23 percent, driven by year-end spending in pharmaceutical and biotech spending, and by the continued success of Agilent’s new 1200 Series Liquid Chromatograph platform. Chemical Analysis revenues of $260 million were up 21 percent from last year, with particular strength in spending by petrochemical firms, and sustained momentum in Asia in the categories of food safety and the environment.

Segment income from operations of $88 million was $36 million above last year on an $82 million increase in revenues. Gross margins improved by 3 points, while operating margins improved 5 points to 19 percent. Segment Return On Invested Capital(2) improved 8 points to 36 percent.

Electronic Measurement(4)

($ millions except where noted)

	Q1:F07	Q1:F06	Q4:F06
Orders	817	799	935
Revenues	825	794	910
Gross Margin, %	57%	55%	57%
Income from Operations	95	89	145
Segment Assets	2,155	2,248	2,156
Return On Invested Capital(2), %	19%	18%	28%

First quarter Electronic Measurement orders of $817 million were up 2 percent from last year, with weakness concentrated in wireless manufacturing test and wireless monitoring. Revenues of $825 million were up 4 percent, with Americas up 6 percent and Europe up 12 percent, while demand from Asia was down 1 percent. General Purpose Test revenues were 11 percent ahead of last year while Communications Test, reflecting the weakness in handset test, was off 6 percent from one year ago.

First quarter income from operations of $95 million was up $6 million from last year on a $31 million increase in revenues. Operating margins improved less than a point from last year, while asset management was about on par with last year’s performance. Segment ROIC(2) improved 1 point to 19 percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenue of $5.0 billion in fiscal 2006. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its first quarter FY2007 financial results on a conference call with investors beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2007 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through Feb. 22, 2007. The replay number is +1 888 286 8010 or international callers may dial +1 617 801 6888; enter pass code 23980204.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; and guidance for the second quarter and the full fiscal year 2007. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended October 31, 2006. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income from continuing operations and adjusted net income from continuing operations per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash stock-based compensation, donations to the Agilent Foundation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. Adjusted net income from continuing operations excludes the impact of discontinued operations. A reconciliation between adjusted net income from continuing operations, adjusted net income, and GAAP net income from continuing operations is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 5 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q207 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

(4) Historical segment data have been restated to correspond to current presentation.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2007	2006	Inc/(Dec)
Orders	$1,250	$1,177	6%

Net revenue	$1,280	$1,167	10%

Costs and expenses:
Cost of products and services	589	565	4%
Research and development	168	165	2%
Selling, general and administrative	428	402	6%
Total costs and expenses	1,185	1,132	5%

Income from continuing operations	95	35	171%

Other income (expense), net	28	48	(42)%

Income from continuing operations before taxes and equity income	123	83	48%

Provision (benefit) for taxes	(27)	10	(370)%

Income from continuing operations before equity income	150	73	105%

Equity income from and gain on sale of Lumileds	—	901	(100)%

Income from continuing operations, net	150	974	(85)%

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of $10 million in 2006)	—	1,837	(100)%

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $5 million in 2006)	—	5	(100)%

Net income	$150	$2,816	(95)%

Net income per share- basic:
Income from continuing operations	$0.37	$2.06
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	3.88
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.01
Net income per share- basic	$0.37	$5.95

Net income per share- diluted:
Income from continuing operations	$0.36	$2.02
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	3.80
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.01
Net income per share- diluted	$0.36	$5.83

Weighted average shares used in computing net income per share:
Basic	406	473
Diluted	418	483

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the first quarter of fiscal years 2007 and 2006 include pre-tax share-based compensation expense under SFAS No. 123(R) of$36 million and $32 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	January 31,	October 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,090	$2,262
Accounts receivable, net	671	692
Inventory	648	627
Other current assets	340	377
Total current assets	3,749	3,958

Property, plant and equipment, net	775	775
Goodwill and other intangible assets, net	517	468
Restricted cash and cash equivalents	1,604	1,606
Other assets	548	562
Total assets	$7,193	$7,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$312	$378
Employee compensation and benefits	343	414
Deferred revenue	235	225
Income and other taxes payable	343	390
Other accrued liabilities	139	131
Total current liabilities	1,372	1,538

Long-term debt	1,500	1,500
Retirement and post-retirement benefits	279	288
Other long-term liabilities	385	395
Total liabilities	3,536	3,721

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 539 million shares at January 31, 2007 and 535 million shares at October 31, 2006 issued	5	5
Treasury stock at cost; 134 million shares at January 31, 2007 and 127 million shares at October 31, 2006	(4,779)	(4,525)
Additional paid-in capital	6,726	6,605
Retained earnings	1,684	1,534
Accumulated other comprehensive income	21	29
Total stockholders’ equity	3,657	3,648
Total liabilities and stockholders’ equity	$7,193	$7,369

The preliminary balance sheet is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

Three Months
Ended
January 31,
2007
Cash flows from operating activities:
Net income	$150

Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities
Depreciation and amortization	46
Share based compensation	36
Deferred taxes	(1)
Excess and obsolete inventory-related charges	3
Asset impairment charges	2
Net gain on sale of investments	(2)
In-process research and development and other	1
Changes in assets and liabilities:
Accounts receivable	26
Inventory	(20)
Accounts payable	(65)
Employee compensation and benefits	(72)
Income taxes and other taxes payable	(46)
Other current assets and liabilities	54
Other long-term assets and liabilities	(19)
Net cash provided by operating activities (a)	93

Cash flows from investing activities:
Investments in property, plant and equipment	(37)
Proceeds from the sale of property, plant and equipment	1
Proceeds from sale of investments	12
Increase in restricted cash, cash equivalents, net	1
Acquisition of businesses and intangible assets, net of cash acquired	(70)
Net cash used in investing activities	(93)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	85
Treasury stock repurchases	(254)
Net cash used in financing activities	(169)

Effect of exchange rate movements	(3)

Net decrease in cash and cash equivalents	(172)

Cash and cash equivalents at beginning of period	2,262

Cash and cash equivalents at end of period	$2,090

(a) Cash payments included in operating activities:
Restructuring	21
Income tax payments	19

The preliminary cash flow statement is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,
	2007	EPS	2006	EPS
Net income per GAAP	$150	$0.36	$2,816	$5.83
Less income from and gain on sale of discontinued operations of our Semiconductor Products Business	—	—	1,837	3.80
Less income from discontinued operations of our Semiconductor Test Solutions Business	—	—	5	0.01
Income from continuing operations	$150	$0.36	$974	$2.02
Non-GAAP adjustments:
Restructuring and asset impairment	9	0.02	34	0.07
Business disposal and infrastructure reduction costs	6	0.01	10	0.02
Share-based compensation expense	36	0.09	32	0.06
Excess software amortization	8	0.02	—	—
Donation to Agilent Foundation	20	0.05	—	—
Gain on sale and equity in income of Lumileds	—	—	(901)	(1.87)
Unallocated SPG corporate charges	—	—	13	0.03
Unallocated STS corporate charges	—	—	17	0.03
Other, principally amortization of other intangibles	9	0.02	(1)	—
Adjustment for taxes	(76)	(0.18)	(36)	(0.07)
Adjusted net income from continuing operations	$162	$0.39	$142	$0.29

Add net income for STS segment (non-GAAP)	—	—	12	0.03
Adjusted net income	$162	$0.39	$154	$0.32

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things,  the impact of the sale of our businesses and investments from the results of the sales of our products. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services).  These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as restructuring charges and sales of investments can have a material impact on our cash flows and net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and EPS reconciliation is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

Reconciliation of ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	Agilent		BAM	EM	BAM	EM
	Q1’07	Q1’07	Q1’07		Q1’06	Q1’06	Q4’06	Q4’06
Numerator:
Adjusted income from operations	$88	$95	$183		$52	$89	$83	$145
Less:
Taxes and Other (income)/expense	25	19	44		15	15	24	33

Segment return	63	76	139	(a)	37	74	59	112

Segment return annualized	$252	$304	$556		$148	$296	$236	$448

Denominator:
Segment assets (b)	927	2,155	3,140		$802	$2,248	$922	$2,156
Less:
Net current liabilities (c)	203	455	656		220	532	250	575
Invested capital	$724	$1,700	$2,484		$582	$1,716	$672	$1,581

Average invested capital	$698	$1,641	$2,385		$532	$1,617	$676	$1,607

ROIC	36%	19%	23%		28%	18%	35%	28%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)          Agilent return is equal to adjusted net income from continuing operations of $162 million minus net interest income after tax of $23 million. Please see “Adjusted Net Income and EPS Reconciliations” for a reconciliation of adjusted net income from continuing operations to GAAP income from continuing operations.

(b)         Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)          Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Historical amounts were reclassified to conform with current period presentation.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

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